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                           DETROIT DIESEL CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                                                    EXHIBIT 11.1


                                                                    December 31,          December 31,          December 31,
                                                                        1999                  1998                  1997
                                                                  -----------------     -----------------     -----------------
Basic net income per share:
     Net income                                                        $49,157,000           $27,964,000           $29,914,000

     Weighted average number of shares outstanding                      24,597,752            24,702,276            24,698,402
                                                                  =================     =================     =================

Basic net income per share                                                   $2.00                 $1.13                 $1.21
                                                                             =====                 =====                 =====


Diluted net income per share:
     Net income                                                        $49,157,000           $27,964,000           $29,914,000

     Weighted average number of shares outstanding                      24,597,752            24,702,276            24,698,402
     Dilutive effect of stock options                                       76,476 (1)            52,341 (2)            81,379 (3)
                                                                  -----------------     -----------------     -----------------
     Weighted average number of shares                                  24,674,228            24,754,617            24,779,781
                                                                  =================     =================     =================

Diluted net income per share                                                 $1.99                 $1.13                 $1.21
                                                                             =====                 =====                 =====
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(1)    Represents the weighted average dilutive effect of 297,310 and 261,250 stock options exercisable at $20.00 and $17.00 per share, respectively.

(2) Represents the weighted average dilutive effect of 299,310 and 262,500 stock options exercisable at $20.00 and $17.00 per share, respectively.

(3) Represents the weighted average dilutive effect of 297,750 and 265,500 stock options exercisable at $20.00 and $17.00 per share, respectively.


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